SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant /✓ / Filed by a Party Other than the Registrant / / Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[✓ ] Soliciting Material Pursuant to Section 240.14a-2.

Modine Manufacturing Company
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[✓ ] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________

(5) Total fee paid:
______________________________________________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as proved by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
______________________________________________________________________________

(3) Filing Party:
______________________________________________________________________________

(4) Date Filed:

November 10, 2004

Filed by Modine Manufacturing Company
Pursuant to Rule 14a-12 Under the
Securities Exchange Act of 1934
Subject Company: Modine Manufacturing Company
Commission File No. 1-1373

Forward-Looking Statements

This [communication] contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the proposed transaction between Modine and Transpro, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Modine's and Transpro's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this [communication] the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the possibility that Modine and Transpro may not be able to reach definitive agreements for the proposed transaction; (2) the possibility that the companies may be unable to obtain required corporate and regulatory approvals or to satisfy other conditions for the proposed transaction; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; (5) disruption from the proposed transaction making it more difficult to maintain relationships with clients, employees or suppliers; (6) the proposed transaction may involve unexpected costs; (7) increased competition and its effect on pricing, spending, third-party relationships and revenues; (8) the risk of new and changing regulation in the U.S. and internationally; (9) the possibility that Modine's and Transpro's businesses may suffer as a result of the proposed transaction; and (10) other uncertainties and risks beyond the control of the companies. Additional factors that could cause Modine's and Transpro's results to differ materially from those described in the forward-looking statements can be found in the Annual Reports on Forms 10-K of Modine and Transpro, in the Quarterly Reports on Forms 10-Q of Modine and Transpro, and the companies' other filings with the SEC. Modine and Transpro assume no obligation and expressly disclaim any duty to update information contained in this [communication] except as required by law.

Additional Information About the Proposed Transaction and Where to Find it

In connection with the proposed transaction, Modine and Transpro will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a proxy/information statement. Stockholders are urged to read the prospectus and proxy/information statement regarding the proposed transaction when it becomes available, because it will contain important information about Modine, Transpro and the proposed transaction. Stockholders will be able to obtain a free copy of the prospectus and proxy/information statement, as well as other filings containing information about Modine and Transpro, without charge, at the SEC's Internet site (http://www.sec.gov) and the companies' respective Internet sites at www.modine.com and www.transpro.com. Copies of these documents can also be obtained, without charge, by directing a request to Modine Manufacturing Company at 1500 De Koven Avenue, Racine, WI 53403 Attention: Dave Prichard, 262-636-8434, or to Transpro, Inc. at 100 Gando Drive, New Haven, CT 06513, Attention: Marie DeBernardo, 203-562-5121.

Modine, Transpro, and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies in respect of the proposed transaction. Information regarding Modine's directors and executive officers is available in its proxy statement filed with the SEC by Modine on June 14, 2004, and information regarding Transpro's directors and executive officers is available in its proxy statement filed with the SEC on March 29, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and proxy/information statement and other relevant materials to be filed with the SEC.

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